SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2011

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and updates the Current Report on Form 8-K dated June 1, 2011 reporting pursuant to Item 5.07 the voting results of the Annual Meeting of Shareholders of Met-Pro Corporation held on June 1, 2011.

Among the items of business acted upon by shareholders at the 2011 Annual Meeting and reported in the June 1, 2011 Form 8-K was the advisory vote as to the frequency of future advisory votes on executive compensation.

Item 5.07(d) - Submission of Matters to a Vote of Security Holders (Frequency of Future Advisory Votes on Executive Compensation)

As reported in the Company’s Form 8-K dated June 1, 2011, a plurality of the votes cast in the advisory vote on the frequency of future advisory votes on executive compensation were for such vote to occur annually.

Specifically, there were 8,306,573 shares voted for an annual vote; 202,523 shares voted for a vote every two years; and 1,592,381 shares voted for a vote every three years. 365,212 shares abstained, and there were 3,082,854 broker non-votes.

After considering this advisory vote by the shareholders, and in light of its recommendation that such an advisory vote be included in the Company’s proxy statement for, and voted upon by shareholders, at each annual meeting of shareholders, the Board of Directors determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis, until the next required advisory vote on the frequency of advisory votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

      Date:  November 21, 2011
MET-PRO CORPORATION

By: /s/ Raymond J. De Hont
Raymond J. De Hont,
Chairman, Chief Executive Officer and President